UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2024

Utz Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38686	85-2751850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 High Street
Hanover, PA 17331
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (717) 637-6644

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	UTZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On April 25, 2024, as described below, upon recommendation of the Board of Directors (“Board”) of Utz Brands, Inc. (the “Company”), the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation to permit officer exculpation for certain breaches of fiduciary duties pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), as further described in “Proposal No.3 Amendment to Company’s Certificate of Incorporation to Permit Officer Exculpation For Certain Breaches of Fiduciary Duties Pursuant to DGCL” on pages 63-64 of the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 14, 2024 (the “Proxy Statement”) and previously approved by the Board of the Company.
As a result, the Company filed a Certificate of Amendment to the Company’s Certificate of Incorporation (“Certificate of Amendment”) with the Secretary of State of the State of Delaware on April 25, 2024, which became effective upon filing.
The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders
The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on April 25, 2024.
Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended. At the Annual Meeting, the Company’s stockholders voted on four proposals. The proposals are described in detail in the Company’s Proxy Statement.
Present at the Annual Meeting in person or by proxy were holders representing 136,638,931 shares of the Company's Class A Common Stock and Class V Common Stock, representing approximately 97.08% of the eligible votes, constituting a quorum. A brief description and the final vote results for the proposals follow.
1.To elect four directors to serve as the Class I directors on the Company’s Board until the 2027 Annual Meeting of stockholders or until their successors are elected and qualified.

Nominee	Votes For	Withheld	Broker Non-Votes
John Altmeyer	112,721,330	18,034,862	5,882,739
Howard Friedman	128,670,773	2,085,419	5,882,739
Jason Giordano	117,828,269	12,927,923	5,882,739
B. John Lindeman	128,612,239	2,143,953	5,882,739
As a result, each nominee was elected to serve as a director for a term expiring at the 2027 Annual Meeting of Stockholders or until their successors are elected and qualified.
2.To vote on a non-binding, advisory resolution to approve executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
130,221,751	482,503	51,938	5,882,739

As a result, the Company’s stockholders approved, in a non-binding advisory vote, the compensation to be paid to the Company’s named executive officers as described in the Proxy Statement.
3.To approve an amendment to the Company’s Certificate of Incorporation to permit officer exculpation for certain breaches of fiduciary duties pursuant to the DGCL.

Votes For	Votes Against	Abstentions	Broker Non-Votes
118,804,202	11,883,115	68,875	5,882,739
As a result, the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation to permit officer exculpation for certain breaches of fiduciary duties pursuant to the DGCL.
4.To ratify the selection by the Company’s Audit Committee of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2024.

Votes For	Votes Against	Abstentions
136,133,711	471,937	33,283
As a result, the Company’s stockholders ratified the selection of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2024.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of Utz Brands, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Utz Brands, Inc.

Dated: April 26, 2024
By: /s/ Ajay Kataria
Name: Ajay Kataria
Title: Executive Vice President,
Chief Financial Officer and Principal Accounting Officer